FUNDING AGREEMENT

FUNDING AGREEMENT (this “Agreement”), dated as of January 18, 2008, by and among PubliCARD, Inc., a Pennsylvania corporation (the “Debtor”), The 500 Group, LLC, a [Delaware] limited liability company (the “500 Group”), and Charlie Fisch, Folio Holdings, LLC, IA Capital Partners, LLC, Ridge View Group, LLC, and Joseph E. Sarachek (collectively, the “Investors”).

RECITALS

WHEREAS, the 500 Group and the Debtor are parties to a Contribution Agreement, entered into as of October 26, 2007 (the “Contribution Agreement”), pursuant to which the 500 Group has agreed to purchase shares representing 90% of the outstanding shares (the “Shares”) of the Common Stock, par value $0.01 per share (the “New Common Stock”), of Chazak Value Corp. (as successor to the Debtor upon its emergence from bankruptcy, the “Company”) in connection with the implementation of the Debtor’s Plan of Reorganization, as amended (the “Plan”);

WHEREAS, the Investors desire to fund the 500 Group’s acquisition of Shares under the Contribution Agreement through the investment of an aggregate of $500,000 in exchange for membership interests in the 500 Group and to provide for the distribution of the Shares to the Investors following the 500 Group’s receipt of such Shares pursuant to the Plan in proportion to 500 Group membership interests purchased hereunder;

WHEREAS, in connection with the receipt of their portion of the Shares, the Investors and the Company desire to enter into a stockholders agreement, substantially in the form attached hereto as Exhibit A (the “Stockholders Agreement”), and a registration rights agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   INVESTMENT

1.1  Purchase of 500 Group Membership Interests; Funding Under the Contribution Agreement.

(a)  On the date hereof, each Investor shall deliver by wire transfer to an account specified by the 500 Group the amount set forth below its name on the signature page hereto, which amounts shall total $500,000 (the “Investment”), each such Investor shall execute a counterpart signature to the 500 Group’s operating agreement and the 500 Group shall issue to each Investor limited liability company membership interests in the 500 Group reflecting the amount of its investment (the “LLC Interests”).

(b)  Upon receipt of the Investment, the 500 Group shall deliver such funds to the Debtor pursuant to the Contribution Agreement, which funds shall be held separate and apart by the Debtor from its other funds, and Debtor shall not otherwise use such funds pending the effectiveness of the Plan. In the event that the Plan does not become effective by February 15, 2008, the Investment shall be returned to the 500 Group, which will then deliver such funds, as applicable, to the Investors in cancellation of the LLC Interests acquired by the Investors.

1.2  Issuance and Distribution of Shares of New Common Stock. Under the terms of the Plan and upon its effectiveness, the Company shall deliver to the 500 Group a certificate representing the Shares purchased under the Contribution Agreement pursuant to the Plan. Upon its receipt of such Shares, the 500 Group shall distribute to each Investor 20% of the Shares of New Common Stock in respect of the LLC Interests purchased hereunder (the “Distribution”). In connection with the Distribution of such shares of New Common Stock to the Investors, the 500 Group shall deliver to the Company, duly endorsed for transfer, its certificate representing the Shares and shall direct that the Company issue to each Investor a certificate representing its shares of New Common Stock to be received hereunder.

1.3  Stockholders Agreement and Registration Rights Agreement. In connection with the Distribution, each of the Investors and the Company shall execute and deliver the Stockholders Agreement and Registration Rights Agreement.

1.4  Representations and Warranties of the Investors. Each of the Investors hereby, severally and not jointly, represents and warrants as follows.

(a)  Investment Intent. Such Investor is (i) an "accredited investor" as defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and (ii) acquiring the shares of New Common Stock to be distributed to such Investor hereunder for investment only and not with a view to the distribution thereof.

(b)  Investment Risk and Experience. Such Investor is in a financial position to hold its portion of the Shares for an indefinite period of time and able to bear the economic risk and withstand a complete loss of its or his investment in such Shares and is experienced in evaluating and investing in companies such as the Company, or is familiar with the risks associated with the business and operations of the Company, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment.

(c)  Authorization. The execution, delivery and performance of this Agreement and each of the Stockholders Agreement and Registration Rights Agreement to which it or he is or will be a party have been duly authorized by all necessary or appropriate action.

(d)  Enforceability. The execution and delivery by such Investor of this Agreement and each of the Stockholders Agreement and Registration Rights Agreement will result in legally binding obligations of such Investor enforceable against such Investor in accordance with the respective terms and provisions hereof and thereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity).

(e)  Exemption. Such Investor understands that the Shares are not registered under the Securities Act on the grounds that the Company intends the sale and the issuance of securities hereunder to be exempt from registration under the Securities Act pursuant to Regulation D thereof, and that the Company's reliance on such exemption is predicated on the Investor’s representations set forth herein.

(f)  Restrictions on Resale. Such Investor understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state securities laws or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act and applicable state securities laws, the Shares must be held indefinitely. Such Investor understands that any certificates representing the Shares will bear a restrictive legend to this effect as set forth below.

(g)  No Conflicts. The execution, delivery and performance of this Agreement and each of the Stockholders Agreement and Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not, with notice or passage of time or both (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default under or result in a violation of, (iii) result in the creation of any lien upon its portion of the Shares or assets, properties or rights of such Investor pursuant to, (iv) give any person the right to modify, terminate or accelerate any liability of, or charge any fee, penalty or similar payment to such Investor under, or (v) require any authorization, consent, approval, exemption or other action by or declaration or notice to any person pursuant to any law, contract or agreement to which such Investor is a party, by which such Investor is bound or to which any of such Investor’s assets are subject.

(h)  Separate Counsel. Each Investor has had the opportunity to seek the advice of counsel and other personal advisors and acknowledges that neither the Company nor any of its affiliates has provided such Investor with any advice regarding the tax, economic or other impacts to such Investor of the arrangements contemplated hereby or by the Stockholders Agreement or Registration Rights Agreement.

1.5  Legends. Each certificate to be issued to an Investor representing its portion of the Shares shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED OR PLEDGED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, WHICH ALSO INCLUDES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

SECTION 2.   MISCELLANEOUS.

2.1  Governing Law.

(a) This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflicts of laws. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the City of New York, New York.

(b) Each party hereto hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers in this paragraph 2.1(b).

2.2  Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators.

2.3  Entire Agreement. This Agreement, the Contribution Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

2.4  Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

2.5  Amendment and Waiver. Subject to the provisions applicable law (i) this Agreement may be amended, modified or supplemented only in writing executed by each of the parties hereto, and (ii) any provisions herein may be waived only in writing executed by the party or parties against whom such waiver is asserted; provided, that, no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, or breach of warranty or covenant.

2.6  Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

2.7  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Investors shall be sent to the address as set forth on the signature pages hereof and communications to the Company and the 500 Group, at their respective corporate offices, or at such other address as any such party may designate by ten (10) days advance written notice to the other parties hereto.

2.8  Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

2.9  Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.10  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile or email transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such signatures shall be deemed original signatures for purposes of the enforcement and construction of this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this FUNDING AGREEMENT as of the date set forth in the first paragraph hereof.

PUBLICARD, INC.

By:	/s/ Joseph E. Sarachek
Name: Joseph E. Sarachek
Title: Chief Executive Officer

THE 500 GROUP, LLC

By:	/s/ Joseph E. Sarachek
Name: Joseph E. Sarachek
Title: Managing Member

INVESTORS:

CHARLIE FISCH

By:	/s/ Charlie Fisch

Amount to be invested in
The 500 Group, LLC: $100,000

FOLIO HOLDINGS, LLC

By:	/s/ Jonathan Lewis
Name: Jonathan Lewis
Title: Managing Member

Amount to be invested in
The 500 Group, LLC: $100,000

IA CAPITAL PARTNERS, LLC

By:	/s/ Roger Ehrenberg
Name: Roger Ehrenberg
Title: Managing Member

Amount to be invested in
The 500 Group, LLC: $100,000

RIDGE VIEW GROUP, LLC

By:	/s/ David Marcus
Name: David Marcus
Title: Managing Partner

Amount to be invested in
The 500 Group, LLC: $100,000

JOSEPH E. SARACHEK

By:	/s/ Joseph E. Sarachek

Amount to be invested in
The 500 Group, LLC: $100,000